EXHIBIT 5.1

New York 170 Christopher Street New York, New York 10014	Florida 429 Lenox Avenue Miami Beach, Florida 33139

May 31, 2022

Energy and Water Development Corp.

7901 4th Street, Suite 4174

St. Petersburg, FL 33702

Re: Energy and Water Development Corp. Form S-1

Ladies and Gentlemen:

We are acting as counsel to Energy and Water Development Corp., a Florida corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on May 31, 2022, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of 55,000,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), including 30,000,000 shares of Common Stock to be sold by the Company (the “Company Shares”) and up to 25,000,000 shares of Common Stock to be sold by the selling stockholders identified in the Registration Statement  (the “Secondary Shares” and, together with the Company Shares, the “Shares.”) The offering of the Shares is referred to herein as the “Offering.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) resolutions of the board of directors of the Company; and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, upon the effectiveness of the Registration Statement under the Act, (1) the Company Shares will have been duly authorized and, when issued upon receipt by the Company of the consideration therefore, will be validly issued, fully paid and non-assessable and (2) the Secondary Shares will have been duly authorized and will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the Florida Business Corporation Act.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Offering.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Florida Business Corporation Act be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement.

Sincerely,

/s/ DI SANTO LAW PLLC
DI SANTO LAW PLLC